Exhibit 99.1

Zapata Quantum CEO Sumit Kapur Named to Boston Business Journal’s 2026 Power 50: Movement Makers

Recognition reflects a successful ground-up restructuring that positions the

Harvard spinout to extend its legacy of leadership in closing the quantum applications gap

BOSTON, Massachusetts – September 15, 2026 – Zapata Quantum (OTCQB: ZPTA) (“Zapata,” “Zapata Quantum” or the “Company”), a leader in quantum computing algorithm and application development, today announced that its CEO, Sumit Kapur, has been selected by The Boston Business Journal for the publication’s annual Power 50: Movement Makers.

The Boston Business Journal chooses honorees who are cultivating positive and impactful changes in business, economic prosperity and community well-being in Greater Boston. Honorees were selected through nominations from the community and the publication’s own editorial team.

“I am honored to be recognized alongside so many outstanding leaders in Boston,” said Kapur. “The credit belongs to the entire Zapata Quantum team and reflects the long arc of innovation that began in Harvard’s quantum computing lab and The Engine built by MIT.”

“Having spent my formative years on Harvard’s campus, I’ve seen firsthand Boston’s position as a hub for advanced technology and spinouts from academia, and we are proud to be a part of that tradition as we continue to build the tools that help organizations close the quantum applications gap, especially as quantum hardware is advancing faster than the applications that will run on it,” Kapur added.

In the last two years, Kapur has seen Zapata through a successful restructuring and repositioning around its original focus to advance the discovery, development and deployment of quantum software applications. As part of that effort, Zapata rebuilt its team around original leadership from Harvard’s quantum computing lab while adding experienced talent from companies including Palantir, Oracle and Northrop Grumman, combining deep quantum expertise with enterprise software and commercialization experience.

During Kapur’s tenure, Zapata has collaborated with NVIDIA, using agentic AI to accelerate quantum algorithm discovery. The Company’s quantum-enabled drug discovery research with Dana-Farber Cancer Institute, the University of Toronto and Insilico Medicine was also recognized as one of Nature Biotechnology’s Top 10 Papers of 2025, reflecting Zapata’s longstanding scientific leadership and contribution to Boston’s biotechnology research community.

“I’ve served on Zapata’s board since its earliest days, and the past year has been the most consequential stretch in the company’s history,” said Clark Golestani, Chairman of the Board of Directors at Zapata. “Under Sumit’s leadership, the company has been rebuilt around its core strengths, added exceptional talent and deepened relationships with industry leaders like NVIDIA, IBM and QuEra. With momentum building across quantum computing, Zapata is exceptionally well positioned to capture the opportunity emerging at the intersection of advancing quantum hardware and application development.”

To learn more about Zapata, please visit the company’s website.

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About Zapata Quantum

Zapata Quantum is a leading hardware-agnostic, pure-play quantum software company focused on accelerating quantum application development. With a portfolio of more than 60 granted and pending patents developed over seven years, Zapata supports applications across cryptography, pharmaceuticals, finance, materials discovery, defense, and more. The Company is the only organization to have participated across all technical areas of DARPA’s Quantum Benchmarking program and has worked with Fortune 500 enterprises and government agencies to translate quantum advances into real-world impact. The Company’s study demonstrating the potential of quantum-enabled drug discovery was recognized as one of Nature Biotechnology’s Top 10 Papers of 2025.

Media Contact
Taylor White
taylor@hkamarcom.com

Investor Relations Contact
Richard Land
investors@zapataquantum.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Zapata Quantum’s building the tools to help close the quantum applications gap, accelerating quantum application development, and being well positioned to capture the quantum computer opportunities. Forward-looking statements may be prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” “believe,” “estimate,” “forecast,” “project,” and similar words and expressions as they relate to us, are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance, and are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside of our control. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, our ability to capitalize on the recognition and competitive advantages associated with quantum computing software, our ability to raise necessary capital, secure and maintain contracts with customers and collaborators, the state of the U.S. economy including issues caused by affordability, the risk of future inflation and uncertainty surrounding interest rates and the possibility of a recession, uncertainty surrounding and impacts arising from tariffs and developments relating thereto, our ability to attract and retain key personnel, our ability to obtain, maintain and protect intellectual property rights, the risk that software and technology infrastructure on which we depend fails to perform as designed or intended, the possibility that competitors may develop or access technology with similar or superior capabilities to our technology offerings, and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, and our Prospectus filed with the SEC on August 11, 2026. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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